EXHIBIT 99.1

EQUUS SHAREHOLDERS GRANT AUTHORIZATION

TO WITHDRAW BDC ELECTION

AND INCREASE BORROWING CAPACITY

Authorization Supports Company’s Growth Strategies

HOUSTON, TX – November 19, 2019 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Company”) today announced that its shareholders have authorized the Company’s Board of Directors (hereinafter, the “Board”) to: (i) cause the Company’s withdrawal of its election to be classifed as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”) as part of a potential strategic transformation of Equus into an operating company or a permanent capital vehicle; and, to the extent Equus remains a BDC, (ii) increase the Company’s borrowing capacity under the 1940 Act for additional portfolio investments.

The authorization to withdraw the Company’s BDC election, which expires on March 31, 2020, is a consequence of the Company’s Plan of Reorganization announced on May 15, 2014 (also referred to herein as the “Plan”). In announcing the Plan, Equus stated its intention to implement the Plan which entailed, among other things: (i) the restructuring of the Company by way of an acquisition of, or merger with, an operating company, and (ii) a withdrawal of the Company’s election to be classified as a BDC. Although Equus has been authorized to withdraw and terminate the Company’s BDC election under the 1940 Act, it will not submit any such withdrawal unless and until Equus has entered into a definitive agreement to acquire an operating company or qualify as a permanent capital vehicle.

The authorization to increase the Company’s borrowing capacity is a consequence of the Small Business Credit Availability Act (“SBCAA”) which was signed into law in March 2018 and amends certain sections of the 1940 Act applicable to BDCs. Pursuant to the SBCAA, a BDC may be authorized by its board or its shareholders to decrease its asset coverage ratio from 200% to 150%, the effect of which is to double the potential borrowing capacity of BDCs. The SBCAA requires a one-year waiting period to decrease the ratio if authorized solely by a BDC’s board of directors, but such decrease may be implemented immediately if authorized by its shareholders, as in the case of Equus.

Equus management regularly reviews and evaluates the Company’s performance, prospects and long-term strategic plans in light of the Company’s business and the industries in which it invests, and then makes recommendations to the Board of Directors. Over the past several years, the Company has examined a number of potential transactions in a variety of industries, including energy, natural resources, containers and packaging, real estate, media, technology, and telecommunications. These reviews have included consideration of potential strategic transactions to maximize value to shareholders as an operating company or a permanent capital vehicle not subject to the 1940 Act, as well as potential investments that could be made while continuing as a BDC, but which would require more borrowing capacity than has previously been possible for Equus. The pursuit of these growth strategies has culminated in the authorization granted by the Company’s stockholders to the Board to: (i) withdraw the Company’s BDC authorization as part of a potential strategic transformation of Equus into an operating company or a permanent capital vehicle and, to the extent Equus remains a BDC, (ii) increase the Company’s borrowing capacity for additional portfolio investments.

Potential Advantages

An operating company structure, in lieu of a closed-end fund structure, could be advantageous to Equus and its shareholders in various ways, including: (i) a wider range of growth opportunities through merger with and acquisition of other operating companies, (ii) a valuation of Equus based on typical operating criteria such as earnings, revenue, and gross profit, instead of net asset value, (iii) lower proportional compliance costs due to Equus not being regulated under the 1940 Act, and (iv) greater flexibility to issue common and preferred equity, as well as other types of securities as consideration for acquisitions and growth of the Company.

To the extent that Equus remains a BDC, an increase in the Company’s borrowing capacity could be advantageous to Equus and its shareholders to: (i) enable the Company to participate in a wider variety of potential investments, some of which could involve debt securities issued by Equus as part of the consideration for the investment, and (ii) potentially improve returns to stockholders by increasing the assets under management and generating returns on these assets in excess of the Company’s borrowing costs.

Moreover, the Company believes that it could gain cost efficiencies in managing a greater number of assets such that Fund expenses as a percentage of assets under management would decrease. In recent years, Fund management has made significant efforts to decrease overall costs and costs relative to its net asset value including, for example, reductions in staff and in the number of members of the Company’s Board.

Risks and Uncertainties

The transformation of Equus into an operating company or the continuation of Equus as BDC with increased borrowing capacity are each subject to various conditions, risks, and uncertainties. Such risks should be considered in addition to the items identified as “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2019.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding possible future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the performance of the Company, including our ability to achieve our expected financial and business objectives, our ability to execute our reorganization (including a possible Consolidation) and complete the transactions contemplated thereby, our ability to secure additional borrowings as authorized by our shareholders, the other risks and uncertainties described herein, as well as those contained in the Company’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Contacts:

Patricia Baronowski
Pristine Advisers, LLC
(631) 756-2486